EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Goldrush Corporation

Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126103) of our report dated February 10, 2006 (except for Note 3(b), March 24, 2006) relating to the financial statements of American Goldrush Corporation (“the Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP
-------------------------------------- BDO DUNWOODY LLP

Vancouver, Canada

May 23, 2006